UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2022

NIGHTDRAGON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40108	85-4249052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street, Suite 1275 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 306-7780

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
SCALE units, each consisting of one share of Class A common stock, $0.00001 par value, and one-fifth of one redeemable warrant	NDACU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the SCALE units	NDAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the SCALE units	NDACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the Trust Agreement Amendment (as defined below) is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

As described in Item 5.07 below, NightDragon Acquisition Corp. (the “Company”) held a special meeting in lieu of annual meeting of stockholders (the “Special Meeting”) on December 2, 2022. At the Special Meeting, the Company’s stockholders approved (i) an amendment to the Company’s certificate of incorporation (the “Charter Amendment”) in the form attached as Annex A to the Proxy Statement (as defined below) to change the date by which the Company must consummate its initial business combination from March 4, 2023 (or June 4, 2023, if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination on or before March 4, 2023), to the time and date immediately following the filing of the Charter Amendment with the Secretary of State of the State of Delaware (the “Accelerated Termination Time”) and to make certain other technical and administrative changes and (ii) an amendment to the Company’s Investment Management Trust Agreement, dated March 1, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC, as trustee (“AST”), to change the date on which AST must commence liquidation of the trust account established in connection with the Company’s initial public offering to the Accelerated Termination Time (the “Trust Agreement Amendment”). AST also serves as the Company’s transfer agent and registrar. The Company filed the Charter Amendment with the Secretary of State of the State of Delaware and entered into the Trust Agreement Amendment on December 2, 2022.

The Company did not consummate an initial business combination by the Accelerated Termination Time, and as such, in accordance with the terms of the Charter Amendment, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days after the Accelerated Termination Time subject to lawfully available funds therefor, redeem 100% of the outstanding shares of the Company’s Class A common stock that were included in the units issued in its initial public offering and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware to provide for claims of creditors and other requirements of applicable law.

The foregoing descriptions of the Charter Amendment and the Trust Agreement Amendment are not complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the Trust Agreement Amendment attached as Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, 31,249,924 shares of the Company’s Class A common stock and 8,625,000 shares of the Company’s Class B common stock, or approximately 90.30% of the 44,160,000 shares entitled to vote and 87.94% of the voting power of the shares of Class A common stock entitled to vote, were present in person or by proxy and voted on the following four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on October 20, 2022 (the “Proxy Statement”).

1. The stockholders approved the adoption of the Charter Amendment. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,176,482	34,099	6,675	5,657,668

2. The stockholders approved the Trust Agreement Amendment. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,177,932	31,789	7,535	5,657,668

3. The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,738,616	30,523	105,785	0

4. The stockholders approved one or more adjournments of the meeting from time to time, if necessary or appropriate (as determined by the Company’s board of directors or the chairperson of the meeting), including to solicit additional proxies to vote in favor of the other proposals voted on at the Special Meeting, in the event that there were insufficient votes at the time of the Special Meeting to establish a quorum or approve the proposals. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,769,850	92,495	12,579	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

10.1	Amendment to Investment Management Trust Agreement, dated as of December 2, 2022, by and between the Company and AST

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2022	NIGHTDRAGON ACQUISITION CORP.

	By:	/s/ Steve Simonian
	Name:	Steve Simonian
	Title:	Chief Financial Officer